Exhibit 10.1

THE PROGRESSIVE CORPORATION

2017 DIRECTORS EQUITY INCENTIVE PLAN

SECTION 1. Establishment; Purpose; Definitions.

(a)The Progressive Corporation, an Ohio corporation (the “Company”), hereby establishes an incentive compensation plan for Eligible Directors, to be known as “The Progressive Corporation 2017 Directors Equity Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Stock, Restricted Stock, Stock Options, Restricted Stock Units, Stock Appreciation Rights and/or Dividend Equivalents to Eligible Directors of the Company.

(b)The purpose of the Plan is to enable the Company to attract, retain and reward directors of the Company and to strengthen the mutuality of interests between such directors and the Company's shareholders by offering such directors equity or equity-based incentives.

(c)For purposes of the Plan, the following terms shall have the meanings set forth below:

“2015 Plan” means The Progressive Corporation 2015 Equity Incentive Plan, as amended from time to time.

“Affiliate” means any entity (other than the Company and its Subsidiaries) that the Company, directly or indirectly, controls, is controlled by or is under common control with, determined by the possession of the power to direct or cause the direction of management or policies of such entity (through ownership of securities, by contract or otherwise).

“Award” means any award of Stock, Restricted Stock, Stock Options, Restricted Stock Units, Stock Appreciation Rights or Dividend Equivalents under the Plan.

“Award Agreement” means a written or electronic agreement or grant certificate setting forth any terms and conditions applicable to an Award granted to a Participant under the Plan.

“Award Installment” means, (i) if an Award consists of multiple installments, each with a separate Vesting Date, Expiration Date and/or other unique term or condition, any one of such installments, or (ii) if the Award consists of a single installment, then the entire Award.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning assigned to it in Section 1(b) of the 2015 Plan.

“Change in Control Price” has the meaning assigned to it in Section 1(b) of the 2015 Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Compensation Committee of the Board or a subcommittee of that committee.

“Company” means The Progressive Corporation, an Ohio corporation, or any successor corporation (which, following a Change in Control where the Company becomes a wholly-owned Affiliate of another Person shall mean such Person or the ultimate parent entity of such Person (if such Person is not the ultimate parent entity) (the “New Company”)).

“Deferral Plan” means The Progressive Corporation Director Restricted Stock Deferral Plan or any other plan hereafter adopted or maintained by the Company pursuant to which an Eligible Director is entitled to defer any Award under this Plan.

“Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the responsibilities held by such Participant as a Board member and which is expected to be permanent or for an indefinite duration.

“Dividend Equivalent” means an amount equal to a cash dividend paid or the fair market value of property distributed by the Company in respect of one share of Stock.

“Eligible Director” has the meaning assigned to it in Section 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the date upon which an Award, or any portion thereof, is scheduled to expire or terminate if not exercised or vested prior thereto, as determined by the Committee.

“Fair Market Value” means, as of any given date, the average of the high and low quoted selling price of the Stock on such date on the New York Stock Exchange or, if no such sale of the Stock occurs on the New York Stock Exchange on such date, then such average price on the next succeeding day on which the Stock was traded on that Exchange. If the Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Stock shall be determined by the Committee in good faith.

“Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

“Non-Qualified Stock Option” means any Stock Option that does not satisfy the requirements of Section 422 of the Code or any successor Section thereto.

“Option Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option, as determined by the Committee and set forth in the related Option Award Agreement.

“Option Installment” means an Award Installment of Stock Options.

“Option Term” has the meaning assigned to it in Section 7(b)(2).

“Participant” means any individual who received and holds an outstanding Award granted under the Plan.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” means The Progressive Corporation 2017 Directors Equity Incentive Plan, as amended and/or restated from time to time.

“Restricted Stock” means an Award of shares of Stock that is made pursuant to Section 6 and is subject to restrictions.

“Restricted Stock Unit” or “Unit” means the contractual right awarded pursuant to Section 9.

“Restriction Period” shall mean the period commencing on the date of the Award and expiring on the date on which all restrictions thereon (including any delay in delivery of Stock imposed for purposes of Section 409A) have lapsed and all conditions to vesting of such Award have been satisfied.

“Section 16” means Section 16 of the Exchange Act (or any successor provision) and the regulations promulgated thereunder.

“Section 409A” means Section 409A of the Code (or any successor provision) and the regulations and other authoritative guidance promulgated thereunder.

“Stock” means the Common Shares, $1.00 par value per share, of the Company.

“Stock Appreciation Right” means rights granted pursuant to Section 10.

“Stock Option” or “Option” means any option to purchase shares of Stock that is granted pursuant to Section 7.

“Vesting Date” means the date on which the conditions to vesting of an Award Installment are satisfied and such Award Installment vests.

SECTION 2. Administration.

The Plan shall be administered by the Committee. The Committee shall consist of not less than two directors of the Company, all of whom shall be Non-Employee Directors; provided, however, that, if at any time not all members are Non-Employee Directors, all actions taken by the Committee shall nonetheless be valid for all purposes other than Section 16 of the Exchange Act, if applicable. Committee members shall be appointed by the Board and shall serve on the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.

The Committee shall have full power to interpret and administer the Plan and full authority to select Eligible Directors to whom Awards will be granted and to determine the type and amount of Awards to be granted to each Eligible Director, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan and the terms and conditions of the related Award Agreements which will be entered into with Participants.

The Committee shall have the authority, from time to time and to the extent consistent with Plan terms, to adopt, alter, change and repeal such rules, regulations, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan. The Committee may consult with the Company’s management and retain consultants and advisors.

Any interpretation and administration of the Plan by the Committee, and all actions (including discretionary actions) and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, all individuals who have received an Award under the Plan, their respective legal representatives, successors and assigns and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3. Stock Subject to the Plan.

(a) Aggregate Stock Subject to the Plan. Subject to adjustment as provided in Section 3(d) below, the total number of shares of Stock reserved and available for Awards under the Plan is 500,000. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)    The actual or deemed reinvestment of dividends, other distributions or Dividend Equivalents in additional Restricted Stock or Restricted Stock Units, as applicable, shall only be permissible if, at the time of such actual or deemed reinvestment, sufficient shares of Stock are available under this Section 3 for such reinvestment (taking into account the then outstanding and previously granted Awards, subject to Sections 3(c) and (d) below. If an Award provides for the reinvestment of Dividend Equivalents but any or all of such Dividend Equivalents cannot be reinvested in additional Restricted Stock or Restricted Stock Units, as applicable, due to the operation of this Section 3(b), then the Committee may determine alternative mechanism(s) to credit the value of those Dividend Equivalents to the Participant or may discontinue the crediting of such Dividend Equivalents on a prospective basis only.

(c)    Forfeiture or Termination of Awards or Stock. If all or any portion of an Award granted hereunder is forfeited or otherwise terminates or expires without the delivery of Stock, then the Stock that is subject to or reserved for the portion of the Award that is forfeited, terminated or expired shall again be available for issuance in connection with future Awards under the Plan as set forth in Section 3(a), except to the extent the Participant who had been awarded such forfeited, expired or terminated Award (or portion thereof) has theretofore received a benefit of ownership with respect to the Stock covered by such Award (or portion thereof). For purposes hereof, (i) a Participant shall not be deemed to have received a benefit of ownership with respect to an Award by the exercise of voting rights or the accumulation of dividends, other distributions or Dividend Equivalents which are not realized due to the expiration, forfeiture or termination of all or a portion of the related Award without delivery of such amounts to the Participant, and (ii) a Participant shall be deemed to have received a benefit of ownership with respect to any shares of Stock withheld to pay an Option Exercise Price or strike price/base value or to satisfy any applicable tax withholding obligations in connection with an exercise, vesting or distribution of all or any portion of an Award. The number of shares of Stock available for grant under the Plan shall not be reduced by shares subject to Awards granted upon the assumption of or in substitution for awards granted by a business or entity that is merged into or acquired by (or whose assets are acquired by) the Company.

(d)    Adjustment. In the event of any merger, reorganization, consolidation, recapitalization (including, without limitation, extraordinary cash dividend), share dividend, share split, reverse share split, spin-off, stock rights offering, liquidation, acquisition of property or shares, combination of shares or other similar event affecting the Company, the Committee shall make such substitution(s) or adjustment(s) as it deems appropriate and equitable to prevent dilution or enlargement of rights of Participants under the Plan to: the aggregate number and kind of shares of Stock or other security(ies) reserved for issuance under the Plan; in the maximum number of shares that may be subject to Awards granted to any Eligible Director during any calendar year or other period; the number and kind of shares of Stock or other security(ies) subject to outstanding Awards granted under the Plan; the Option Exercise Price of any outstanding Options and strike price/base price of any outstanding Stock Appreciation Right; provided, in each case, that no such adjustment authorized under this Section 3(c) shall be made to the extent that such adjustment would cause an Award to be subject to adverse tax consequences to the Participant under Section 409A. Notwithstanding the foregoing, the Committee may provide that the number of shares of Stock with respect to any Award shall always be a whole number, and for the payment of fractional shares to be paid out in cash.

(e)    Annual Award Limitation. During any calendar year, no Eligible Director may be granted Awards under the Plan having a Fair Market Value (determined, with respect to each Award, at the date of grant) of more than $750,000. Any dividends, other distributions or Dividend Equivalents that may be payable with respect to an Award will be disregarded for purposes of determining compliance with this Section 3(e).

SECTION 4. Eligibility.

Each director of the Company who is not an employee of the Company or any of its subsidiaries (each an “Eligible Director”) is eligible to be granted Awards under the Plan.

SECTION 5. Terms and Conditions Applicable to all Awards.

(a)    Grant. Subject to the terms and conditions of the Plan, Awards may be awarded to Eligible Directors at any time and from time to time as determined by the Committee. The Committee shall determine the Eligible Directors to whom, and the time or times at which, grants of Awards will be made, the nature of each Award, the number of shares of Stock, Restricted Stock Units or other interests that are covered by or subject to such Award, any requirements for the vesting of such Award and any other restrictions applicable thereto, and the other terms and conditions of such Awards, in addition to those set forth in Section 5(b) and in the following Sections that apply to each specific type of Award. In the event of any inconsistency between this Section 5 and any of the following Sections that apply to a specific type of Award, the provisions of the Section applying to that specific type of Award will control.

(b)    Terms and Conditions. Awards made under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1) The purchase price for the Award, if any, shall be determined by the Committee at the time of grant.

(2)    Awards (other than those issued under Section 8) must be accepted by executing the related Award Agreement, delivering an executed copy of such Award Agreement to the Company and paying whatever price (if any) is required. An Eligible

Director who receives an Award shall not have any rights with respect to such Award unless and until such Eligible Director has executed and delivered to the Company the applicable Award Agreement, in the form approved from time to time by the Committee, and has otherwise complied with any applicable terms and conditions of such Award Agreement. In the Company’s discretion, the execution and delivery of such Award Agreement may be accomplished electronically or by other legally acceptable means.

(3)     The Committee may provide for the lapse of any restrictions and conditions to vesting in Award Installments, as set forth in the related Award Agreement. The terms and conditions of Awards need not be the same with respect to each Participant.

(4)    Subject to the provisions of this Plan and the related Award Agreement, during any applicable Restriction Period, the Participant who has received such Award shall not be permitted to sell, transfer, pledge, assign or otherwise encumber such Award or the Stock, Units or other interests which are subject to such Award, other than by will or by the laws of descent and distribution.

(5)    Any Participant who is then eligible to participate in a Deferral Plan may elect to defer each Award granted to him or her under this Plan, subject to and in accordance with the terms of the applicable Deferral Plan and in compliance with the requirements of Section 409A.

SECTION 6. Restricted Stock.

(a)     Grant. Subject to the terms and conditions of the Plan, Restricted Stock may be awarded to Eligible Directors at any time and from time to time as shall be determined by the Committee. The Committee shall determine the Eligible Directors to whom, and the time or times at which, grants of Restricted Stock will be made; the number of shares of Restricted Stock to be awarded to each Eligible Director; the price (if any) to be paid by the Participant (subject to Section 6(b)); the date or dates or conditions upon which Restricted Stock Awards will vest; the period or periods within which such Restricted Stock Awards may be subject to restrictions and forfeiture; and the other terms and conditions of such Awards in addition to those set forth in Sections 5 and 6(b).

The Committee may condition the grant or vesting of Restricted Stock upon the lapse of time or such other factors as the Committee may determine in its sole discretion.

(b) Terms and Conditions. In addition to the terms and conditions set forth in Section 5, Restricted Stock awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(1)    The purchase price for shares of Restricted Stock shall be determined by the Committee at the time of grant and may be equal to their par value or zero.

(2)    Subject to Section 6(b)(4), each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(3)    Subject to Section 6(b)(4), the stock certificates evidencing such shares of Restricted Stock shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award have been satisfied. As a condition of any Restricted Stock Award, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Stock covered by such Award.

(4)    At the discretion of the Company, any shares of Restricted Stock awarded to any Participant may be issued and held in book entry form. In such event, no stock certificates evidencing such shares will be issued to the Participant and the applicable restrictions may be noted in the records of the Company’s stock transfer agent and in the book entry system.

(5)    Awards of Restricted Stock will vest and all restrictions thereon will terminate upon the lapse of a period of time specified by the Committee at the time of grant, or, if later, on the date all other conditions to vesting have been met.

(6)    Except as provided in this Section 6(b)(6) or Section 5(b)(4), the Participant shall have, with respect to the shares of Restricted Stock awarded, all of the rights of a shareholder of the Company, including the right to vote the Stock and the right to receive any dividends. The Committee may provide that any dividends, other distributions or Dividend Equivalents, whether payable in cash or shares of Stock, shall not be paid or distributed immediately, but shall remain subject to all the terms and conditions regarding vesting, restrictions and forfeiture that apply to the shares of Restricted Stock to which such dividends, other distributions or Dividend Equivalents relate.

SECTION 7.    Stock Options.

(a)     Grant. Subject to the terms and conditions of the Plan, Stock Options may be granted to Eligible Directors at any time and from time to time, as shall be determined by the Committee. The Committee shall determine the Eligible Directors to whom, and the time or times at which, grants of Stock Options will be made; the number of shares purchasable under each Stock Option; the time or times or conditions at which Stock Options will vest and become exercisable or be forfeited; and the other terms and conditions of the Stock Options(and the related Option Award Agreements) in addition to those set forth in Sections 5 and 7(b). All Stock Options granted under the Plan shall be Non-Qualified Stock Options.

(b)    Terms and Conditions. Options granted under the Plan shall be evidenced by Option Award Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)    Option Exercise Price. The Option Exercise Price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

(2)    Option Term. The term of each Stock Option (“Option Term”) shall be determined by the Committee at the time of grant and may not exceed ten years from the date the Option is granted.

(3)    Exercise. Stock Options shall be exercisable at such time or times, in one or more installments, and subject to such terms and conditions as shall be determined by the Committee at or after grant.

(4)    Method of Exercise. Subject to whatever installment exercise provisions apply with respect to such Stock Option and any other conditions to vesting, Stock Options may be exercised in whole or in part, at any time during the Option Term, by giving to the Company written notice of exercise specifying the number of shares of Stock to be purchased.

Such notice shall be accompanied by payment in full of the Option Exercise Price of the shares of Stock for which the Option is exercised, in cash or by check or such other instrument as the Committee may accept. Subject to the prior approval of the Committee, in its sole discretion, at or after grant, payment, in full or in part, of the Option Exercise Price may be made in the form of unrestricted Stock then owned by the Participant or Stock that is part of the Non-Qualified Stock Option being exercised. The value of each such share surrendered or withheld shall be equal to the Fair Market Value of the Stock on the date immediately preceding the date the Option is exercised.

No Stock shall be issued pursuant to an exercise of an Option until full payment has been made therefor. A Participant shall not have rights to dividends or any other rights of a shareholder with respect to any Stock subject to an Option unless and until the Participant has given written notice of exercise, has paid in full for such shares, has given, if requested, the representation described in Section 13(a) and such shares have been issued to the Participant.

(5)    Non-Transferability of Options. Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or, subject to Section 7(b)(3), by the Participant's authorized legal representative if the Participant is unable to exercise an Option as a result of the Participant's Disability.

SECTION 8. Stock in Lieu of Compensation

(a)    The Committee may authorize the delivery to any Eligible Director of shares of Stock in lieu of any cash compensation that would otherwise be payable to such Eligible Director for such Participant’s service as a director of the Company.

(b)    Any shares of Stock to be delivered to an Eligible Director pursuant to this Section 8 shall be on the following terms:

(i)
The number of shares of Stock to be delivered to an Eligible Director shall be determined by dividing the cash compensation that would otherwise be payable to such Eligible Director by the Fair Market Value on the date that such cash compensation would otherwise be paid; and

(ii)
Shares of Stock delivered to an Eligible Director pursuant to this Section 8 shall be vested immediately but may be subject to any restrictions imposed by the Committee and set forth in an Award Agreement (e.g., post-vesting holding requirements).

SECTION 9. Restricted Stock Units.

(a)    Grant. Subject to the terms and conditions of the Plan, Restricted Stock Units may be awarded to Eligible Directors at any time and from time to time as shall be determined by the Committee.

(b)    Terms and Conditions. In addition to the terms and conditions set forth in Section 5, Restricted Stock Units awarded under the Plan shall be subject to the following terms and conditions and any Award Agreement providing for the grant of Restricted Stock Units shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1)    No instruments or certificates evidencing such Units will be issued, but record thereof will be maintained by the Company or its designee.

(2)    The Participant shall not have the right to vote the shares of Stock represented by the Restricted Stock Units prior to the vesting of such Units and the delivery of any shares of Stock due in respect of such vesting event.

(3)    The Participant shall not have the right to receive any dividends, other distributions or Dividend Equivalents, as applicable, in respect of the shares of Stock represented by the Restricted Stock Units prior to the delivery of such shares of Stock. At the discretion of the Committee determined at the time of the Award, subject to the provisions of Section 3(b) of the Plan, the Participant may be credited with Dividend Equivalents with respect to each dividend or other distribution for which a record date occurs during the Restriction Period and for the payment of such Dividend Equivalents in cash or the reinvestment of such Dividend Equivalents in additional Units. The Committee may provide that any dividends, other distributions or Dividend Equivalents, whether payable in cash or shares of Stock, shall not be paid or distributed immediately, but shall remain subject to all the terms and conditions regarding vesting, restrictions and forfeiture that apply to the Restricted Stock Units to which such dividends, other distributions or Dividend Equivalents relate.

(4) Except as provided in a deferral election made pursuant to Section 5(b)(5), upon the satisfaction of all conditions to vesting of, and the lapse of the Restriction Period applicable to, all or part of an Award of Restricted Stock Units, as set forth in this Plan and the applicable Award Agreement, (A) the Company shall deliver to the Participant one share of Stock in exchange for each such vested Restricted Stock Unit and any Restricted Stock Units relating to the reinvestment of related Dividend Equivalents, and (B) the applicable Restricted Stock Units shall be cancelled, and the shares of Stock so delivered shall not be subject to any further restrictions or limitations pursuant to this Plan. Unless determined otherwise by the Committee at any time prior to the applicable delivery date, each fractional Restricted Stock Unit shall vest and be settled in an equal fraction of a share of Stock.

SECTION 10. Stock Appreciation Rights.

(a)    Grant. Stock Appreciation Rights may be granted to an Eligible Director alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan. In the case of an Award of Stock Appreciation Rights relating to an Award of Stock Options, such rights may be granted either at or after the time of the grant of the related Non-Qualified Stock Options.

Stock Appreciation Rights issued in tandem with Stock Options ("Tandem SARs") shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant if a Stock Appreciation Right is granted with respect to less than the full number of shares of Stock subject to the related Stock Option.

All vested Stock Appreciation Rights granted hereunder shall be exercised in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 10(b)(2) and the applicable Award Agreement.

(b)    Terms and Conditions. In addition to the terms and conditions set forth in Section 5, Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(1)     Tandem SARs shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 7 and this Section 10, and Stock Appreciation Rights granted separately ("Freestanding SARs") shall be exercisable as the Committee shall determine.

(2)    Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock, as determined by the Committee at the time of grant, equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise of the Stock Appreciation Right over (A) the Option Exercise Price specified in the related Stock Option in the case of Tandem SARs, which price shall be fixed no later than the date of grant of the Tandem SARs, or (B) the price per share specified in the related Award Agreement in the case of Freestanding SARs, which price shall be fixed at the date of grant and shall be not less than the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall have the right to approve or refuse to approve any election by the Participant to receive cash, in whole or in part, upon exercise of the Stock Appreciation Right. When payment is to be made in Stock, the number of shares of Stock to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of any Stock Appreciation Right at any time prior to exercise.

(3)    Upon the exercise of a Tandem SAR, the related Stock Option shall be terminated at the same time.

(4)    Stock Appreciation Rights shall be exercisable, during the Participant's lifetime, only by the vested Participant or by the Participant's authorized legal representative if the Participant is unable to exercise a Stock Appreciation Right as a result of the Participant's Disability.

SECTION 11. Termination of Service.

Unless otherwise determined by the Committee at or after the time of grant of an Award, upon a termination of a Participant’s service as a Director, all unvested Awards held by such Participant, and all vested and unexercised Stock Options and Stock Appreciation Rights, shall be terminated and forfeited automatically. The Committee may provide for exceptions to this general rule with respect to any Award, including in the case of a Participant’s death or Disability.

SECTION 12. Change In Control Provision.

Unless otherwise provided in the applicable Award Agreement, and subject to Section 3(c), notwithstanding any other provision of this Plan to the contrary, upon a Change in Control, the following provisions shall apply with respect to all Awards outstanding immediately prior to a Change in Control:

(a)    Alternative Awards. No cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award upon a Change in Control if the Committee reasonably determines, in good faith, prior to the Change in Control, that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed, or substituted Award being hereinafter referred to as an “Alternative Award”) by the Company or the New Company, as applicable, provided that any Alternative Award must:

(i) provide for rights, terms and conditions that are substantially identical to, and not less favorable than, the rights, terms and conditions applicable under the Award being substituted for the Alternative Award, including, but not limited to, an identical or better exercise or vesting schedule;
(ii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control by the Committee in its good faith, sole discretion);
(iii) have terms and conditions which provide that if the Participant is removed or the Participant’s service as a director is otherwise involuntarily terminated (other than as a result of the Participant’s failure to receive at an annual or special meeting of the Company’s or New Company’s shareholders (as applicable) the requisite vote necessary for the Participant’s re-election as a director) any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be, consistent with the provisions of Section 12(c) below; and
(v) not subject the Participant to the assessment of taxes or penalties under Section 409A.
The determination whether the conditions of this Section 12(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(b)    Accelerated Vesting and Payout. In the event Section 12(a) does not apply, upon a Change in Control: (i) all outstanding Options and Stock Appreciation Rights shall become vested and exercisable immediately prior to the Change in Control; (ii) all outstanding unvested Restricted Stock and Restricted Stock Unit Awards shall become vested immediately prior to the Change in Control; and (iii) the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control (A) each Option and Stock Appreciation Right shall be cancelled in exchange for an amount (payable in accordance with the following sentence) equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of the Change in Control over the Option Exercise Price for such Option or the base value/strike price applicable to such Stock Appreciation Right (provided, however, that in the case of a Tandem SAR, such excess shall be paid once rather than twice) and (B) each Restricted Stock and Restricted Stock Unit Award shall be cancelled in exchange for an amount (payable in accordance with the following sentence) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award. Payment of any amounts calculated in accordance with this Section 12(b) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Company having an aggregate fair market value (determined by such Committee in good faith) equal to such amount or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control.
(c)    Termination Following Change in Control. Notwithstanding the provisions of subsection (a) above, if on the date of or during the twenty-four (24)-month period following a Change in Control, a Participant is removed or the Participant’s service as a director is otherwise involuntarily terminated (other than as a result of the Participant’s failure to receive at an annual or special meeting of shareholders of the Company or the New Company, as applicable, the requisite shareholder vote necessary to be re-elected a director), (A) all outstanding Options and Stock Appreciation Rights held by such Participant shall become vested and exercisable immediately upon such termination and (B) all outstanding unvested Restricted Stock and Restricted Stock Unit Awards shall become vested immediately upon such termination.

(d)    Section 409A. Notwithstanding the foregoing provisions of Section 12, in connection with the payment to a Participant of any Award Installment subject to Section 409A, solely to the extent that any Award Installment has been deferred pursuant to the terms of a Deferral Plan, Section 12(b) or (c) shall have no effect on the payment date(s) or form(s) of payment of such Award Installment pursuant to such Deferral Plan (and any elections made by such Participant pursuant to such plan).

SECTION 13. Amendments and Termination.

(a)    The Board or the Committee (if permitted by applicable law) may, at any time, amend, supplement, alter or discontinue the Plan, but, except as otherwise expressly provided in the Plan (including Sections 3 and 12), no such amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required to be approved by shareholders, either by law or the rules and regulations of any governmental authority or any stock exchange upon which the Stock is then traded.

(b)    Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the approval of the shareholders, to (a) increase the total number of shares of Stock that may be issued under the Plan (except in each case for adjustments pursuant to Section 3(d)) or the dollar amount of Awards specified in Section 3(e) that may be issued to any Eligible Director during any calendar year, (b) permit the granting of Stock Options with exercise prices lower than those specified in Section 7(b)(1)(except for adjustments pursuant to Section 3(d)), (c) permit the granting of Stock Appreciation Rights with strike prices/base prices lower than those specified in Section 10(b)(2), or (d) modify the Plan’s eligibility requirements.

(c)    Subject to Sections 3(d), 12 and 13(d), as applicable, the Committee, at any time, may amend the terms of any outstanding Award, but, except as otherwise expressly provided by the Plan, no such amendment shall be made which would: (i) impair the rights of a Participant under an Award theretofore granted, without the Participant's consent; or (ii) make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable with respect to an Award heretofore granted without the Participant's consent; provided, however, that in no event shall any such amendment be made with respect to any Award, if such amendment would cause such Award to be subject to adverse tax consequences to the Participant under Section 409A, and such amendment shall be null and void and without effect.

(d)    Except for adjustments pursuant to Section 3(d), in no event may any Stock Option or Stock Appreciation Right granted under the Plan be amended to decrease the Option Exercise Price or strike price/base value thereof, as the case may be, or be cancelled (i) in exchange for a cash payment exceeding the excess (if any) of the Fair Market Value of shares covered by such Stock Option or Stock Appreciation Right over the corresponding exercise price or strike price/base value for such Award or (ii) in conjunction with the grant of any new Stock Option or Stock Appreciation Right or other Award with a lower Option Exercise Price or strike price/base value, as the case may be, or otherwise be subject to any action that would be treated under the rules of the New York Stock Exchange (or such other exchange upon which the Stock may be listed at that time) as a “repricing” of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Company’s shareholders.

(e)     Subject to the above provisions, each of the Board and the Committee shall have all necessary authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 15. General Provisions.

(a)    The Committee may require each Participant acquiring Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock without a view to distribution thereof. Any certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All shares of Stock or other securities issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any certificates for such shares to make appropriate reference to such restrictions or to cause such restrictions to be noted in the records of the Company’s stock transfer agent and any applicable book entry system.

(b)    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)     Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any Participant under the Plan any right to continue as a director of the Company, or shall in any way affect the right and power of the Company or the Board to terminate the service as a director, or change the committee assignment, duties, authority, or compensation of any Participant in the Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if the Plan had not been adopted.

(d)    No later than the date as of which an amount relating to any Award under the Plan first becomes taxable, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, at least the minimum federal, state, local and/or foreign taxes and other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence and such rules and procedures as the Committee may determine from time to time, unless otherwise determined by the Committee, minimum tax withholding obligations may be settled with Stock, including, without limitation, unrestricted Stock previously owned by the Participant or that would otherwise be delivered to or purchased by the Participant in connection with the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Participant to settle such tax withholding obligation with Stock that is previously owned by the Participant shall be subject to prior approval by the Committee. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e)    The Plan, all Awards made and all actions taken thereunder and any agreements relating thereto, shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed wholly within such state by residents thereof.

(f)    In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company and the Company shall have the right to offset against such Award any expenses (including attorneys’ fees) incurred by the Company in connection with such transfer or assignment.

SECTION 16. Shareholder Approval; Effective Date of Plan; Effect on Prior Plan.

The Plan was adopted by the Board on February 17, 2017, subject to the approval of the holders of the Company’s outstanding Stock, in accordance with applicable law. On the date of such shareholder approval, the Plan will become effective and no additional awards will be granted under The Progressive Corporation 2003 Director Equity Incentive Plan, as amended on the date of such approval.

SECTION 17. Term of Plan.

No Award shall be granted pursuant to the Plan on or after May 31, 2022, but Awards granted prior to such date may extend beyond that date.